EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS AUGUST 2002 PERFORMANCE

HOUSTON, Sept. 3, 2002 - Continental Airlines (NYSE: CAL) today reported an August 2002 systemwide mainline jet load factor of 79.1 percent, 1.0 point above last year's August load factor. For August 2002, Continental reported a record August domestic mainline jet load factor of 78.6 percent and an international mainline jet load factor of 79.8 percent.

Continental reported an on-time arrival rate of 83.3 percent and a completion factor of 99.9 percent for its mainline jet operations in August 2002.

In August 2002, Continental flew 5.8 billion mainline jet revenue passenger miles (RPMs) and 7.3 billion mainline jet available seat miles (ASMs) systemwide, resulting in a traffic decrease of 9.5 percent and a capacity decrease of 10.6 percent as compared to August 2001. Domestic mainline jet traffic was 3.4 billion RPMs in August 2002, down 13.0 percent from August 2001, and August 2002 domestic mainline jet capacity was 4.4 billion ASMs, down 14.5 percent from August last year.

Systemwide August 2002 mainline jet passenger revenue per available seat mile (RASM) is estimated to have decreased between 2 and 4 percent compared to August 2001 as a result of lower year-over-year yields, slightly offset by higher load factors. For July 2002, RASM declined 4.0 percent as compared to July 2001.

Consolidated breakeven load factor for September 2002 is estimated to be 87 percent, 9 points higher than August 2002 due to September seasonality. Actual consolidated breakeven load factor may vary significantly from this estimate depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-Financial/Traffic Releases section.

AUGUST 2002 PERFORMANCE/PAGE 2

ExpressJet Airlines, a subsidiary of Continental Airlines doing business as Continental Express, separately reported a record August load factor of 66.4 percent for August 2002, 0.4 points above last year's August load factor. ExpressJet flew 366.6 million RPMs and 551.9 million ASMs in August 2002, resulting in a traffic increase of 6.7 percent and a capacity increase of 6.1 percent versus August 2001.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company's 2001 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition and industry conditions including the demand for air travel, airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business.

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AUGUST 2002 PERFORMANCE /PAGE 3

PRELIMINARY TRAFFIC RESULTS
AUGUST	2002	2001	Change
REVENUE PASSENGER MILES (000)
Domestic	3,425,400	3,939,502	(13.0) Percent

International	2,332,904	2,421,682	(3.7) Percent
Transatlantic	1,103,612	1,055,590	4.5 Percent
Latin America	714,415	777,396	(8.1) Percent
Pacific	514,876	588,696	(12.5) Percent

Total Jet	5,758,303	6,361,185	(9.5) Percent

ExpressJet	366,578	343,513	6.7 Percent

AVAILABLE SEAT MILES (000)
Domestic	4,358,739	5,099,343	(14.5) Percent

International	2,923,039	3,044,317	(4.0) Percent
Transatlantic	1,333,205	1,322,776	0.8 Percent
Latin America	932,302	969,244	(3.8) Percent
Pacific	657,532	752,296	(12.6) Percent

Total Jet	7,281,778	8,143,659	(10.6) Percent

ExpressJet	551,865	520,172	6.1 Percent

PASSENGER LOAD FACTOR
Domestic	78.6 Percent	77.3 Percent	1.3 Points

International	79.8 Percent	79.5 Percent	0.3 Points
Transatlantic	82.8 Percent	79.8 Percent	3.0 Points
Latin America	76.6 Percent	80.2 Percent	(3.6) Points
Pacific	78.3 Percent	78.3 Percent	- Points

Total Jet	79.1 Percent	78.1 Percent	1.0 Points

ExpressJet	66.4 Percent	66.0 Percent	0.4 Points

CARGO REVENUE TON MILES (000)
Total	76,608	77,683	(1.4) Percent

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AUGUST 2002 PERFORMANCE/PAGE 4
YEAR-TO-DATE	2002	2001	Change
REVENUE PASSENGER MILES (000)
Domestic	24,850,344	27,629,115	(10.1) Percent

International	16,129,546	17,136,558	(5.9) Percent
Transatlantic	7,130,345	7,564,150	(5.7) Percent
Latin America	5,355,768	5,651,207	(5.2) Percent
Pacific	3,643,433	3,921,201	(7.1) Percent

Total Jet	40,979,890	44,765,673	(8.5) Percent

ExpressJet	2,567,230	2,345,057	9.5 Percent

AVAILABLE SEAT MILES (000)
Domestic	32,962,873	37,504,661	(12.1) Percent

International	21,021,106	22,889,196	(8.2) Percent
Transatlantic	9,018,345	9,809,293	(8.1) Percent
Latin America	7,237,254	7,618,312	(5.0) Percent
Pacific	4,765,507	5,461,591	(12.7) Percent

Total Jet	53,983,979	60,393,857	(10.6) Percent

ExpressJet	4,046,647	3,708,036	9.1 Percent

PASSENGER LOAD FACTOR
Domestic	75.4 Percent	73.7 Percent	1.7 Points

International	76.7 Percent	74.9 Percent	1.8 Points
Transatlantic	79.1 Percent	77.1 Percent	2.0 Points
Latin America	74.0 Percent	74.2 Percent	(0.2) Points
Pacific	76.5 Percent	71.8 Percent	4.7 Points

Total Jet	75.9 Percent	74.1 Percent	1.8 Points

ExpressJet	63.4 Percent	63.2 Percent	0.2 Points

CARGO REVENUE TON MILES (000)
Total	587,710	652,581	(9.9) Percent

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AUGUST 2002 PERFORMANCE/PAGE 5

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
AUGUST	2002	2001	Change
On-Time Performance[1]	83.3%	77.7%	5.6 Points

Completion Factor[2]	99.9%	99.2%	0.7 Points

YEAR-TO-DATE	2002	2001	Change
On-Time Performance[1]	84.6%	80.9%	3.7 Points

Completion Factor[2]	99.8%	98.9%	0.9 Points

July 2002 actual consolidated breakeven load factor[3]			78.2 Percent

August 2002 estimated year-over-year RASM change			(2-4) Percent

August 2002 estimated average price per gallon of fuel, excluding fuel taxes			71 Cents

August 2002 estimated consolidated breakeven load factor[3]			78.0 Percent

August 2002 actual consolidated load factor[4]			78.2 Percent

September 2002 estimated consolidated breakeven load factor[3]			87.0 Percent

1 Department of Transportation Arrivals within 14 minutes

2 System Mileage Completion Percentage

3 Consolidated load factor (including Continental Airlines and Continental Express) needed to breakeven on a consolidated net income basis

4 Includes Continental Airlines and Continental Express

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